Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Eric Leeds 212-745-1885
June 27, 2007	Media Contact: Josh Hochberg 212-446-1892

PRIMEDIA  INC. ANNOUNCES CASH TENDER OFFERS AND RELATED
CONSENT SOLICITATIONS FOR ITS SENIOR FLOATING RATE NOTES DUE
2010, 8⅞% SENIOR NOTES DUE 2011 AND 8% SENIOR NOTES DUE 2013

(NEW YORK) — PRIMEDIA Inc. (NYSE: PRM) (the “Company”) today announced that it has commenced cash tender offers to repurchase all of its outstanding Senior Floating Rate Notes due 2010 (CUSIP No. 74157KAL5) (the “Floating Rate Notes”), 8⅞% Senior Notes due 2011 (CUSIP No. 74157KAF8) (the “2011 Notes”) and 8% Senior Notes due 2013 (CUSIP No. 74157KAJ0) (the “2013 Notes,” and together with the Floating Rate Notes and the 2011 Notes, the “Notes”).  In connection with the tender offers, the Company is soliciting consents to amend each of the indentures governing the Notes. The tender offers and related consent solicitations are being made in connection with the previously announced sale by the Company of PRIMEDIA Enthusiast Media Inc. to Source Interlink Companies Inc.  The tender offers and consent solicitations are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 27, 2007 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal.  As of the date hereof, there was $122.5 million principal amount of Floating Rate Notes outstanding, $410.0 million principal amount of 2011 Notes outstanding and $294.8 million principal amount of 2013 Notes outstanding.

Holders who validly tender their Notes and deliver their consents to the proposed amendments on or prior to 5:00 p.m., New York City time, on July 12, 2007, unless extended or earlier terminated, (the “Consent Payment Deadline”), will be eligible to receive the applicable total consideration with respect to the applicable series of Notes, which includes a consent payment equal to $30.00 per $1,000 principal amount of the tendered Notes.

Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Payment Deadline. The tender offers will expire at midnight, New York City time, on August 2, 2007, unless extended or earlier terminated by the Company.  Holders of Notes who tender their Notes after the Consent Payment Deadline and on or before the expiration date will be eligible to receive only the applicable tender offer consideration, which is the applicable total consideration minus the consent payment per $1,000 principal amount of Notes.

The total consideration for each $1,000 principal amount of the Floating Rate Notes validly tendered and not withdrawn pursuant to the tender offer for such Notes is $1,030.00 and the total consideration for each $1,000 principal amount of the 2011 Notes validly tendered and not withdrawn pursuant to the tender offer for such Notes is $1,029.58. The total consideration for each $1,000 principal amount of the 2013 Notes validly tendered and not withdrawn pursuant to the tender offer for such Notes is the price equal to the sum of the present value, determined in accordance with standard market practice, on the scheduled initial payment date of $1,040.00, which is the initial redemption price for the 2013 Notes, on May 15, 2008 (the “First Redemption Date”), plus the present value on the scheduled initial payment date of any interest that would accrue from the last interest payment date prior to the scheduled initial payment date to, but not including, May 15, 2008, less accrued and unpaid interest from the last interest payment date to, but not including, the scheduled initial payment date.  The present value of the 2013 Notes will be determined on the basis of a yield to such First Redemption Date equal to the sum of (x) the yield to maturity on the 3.75% U.S. Treasury Note due May 15, 2008, as calculated by Goldman, Sachs & Co. and Lehman Brothers Inc. (together, the “Dealer Managers”), in accordance with standard market practice, based on the bid-side price for such reference security as of 11:00 a.m., New York City time, on the Price Determination Date, as displayed on “Page PX3” of the Bloomberg Government Pricing Monitor or any recognized quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous and (y) the applicable spread of 50 basis points. The Company expects that the Price Determination Date will be 11:00 a.m., New York City time, on July 20, 2007, unless extended by the Company in its sole discretion.

Holders of Notes that are accepted for payment also will be paid accrued and unpaid interest up to, but not including, the applicable payment date for Notes purchased in the tender offer for such Notes.

In connection with the tender offers, the Company is soliciting consents to proposed amendments to the indentures governing Notes, which would eliminate substantially all of the restrictive covenants contained in the indentures and the Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to defeasance, contained in the indentures and the Notes.  Holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes.

The Company expects to pay for Notes that have been validly tendered and not withdrawn prior to the Consent Payment Deadline and that are accepted for payment, promptly following the date on which all conditions to the tender offers have been satisfied or waived.  For Notes that have been validly tendered after the Consent Payment Deadline and that are accepted for payment, the Company will make payment promptly following the tender offer expiration date.

The tender offer and consent solicitation for each series of Notes is conditioned on the satisfaction or waiver of certain conditions including, but not limited to:

-	The tender on or prior to the Consent Payment Deadline of Notes representing a majority of the principal amount of such Notes outstanding;

-	The execution by the trustee of the supplemental indentures implementing the proposed amendments following receipt of the requisite consents; and

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All of the conditions precedent to the sale of PRIMEDIA Enthusiast Media Inc. having been satisfied or waived and the closing of the sale having occurred or occurring substantially concurrently with the first payment date.

The Company has retained Goldman, Sachs & Co. and Lehman Brothers Inc. to act as the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations.  Persons with questions regarding the tender offers and the consent solicitations should contact Goldman, Sachs & Co. at (877) 686-5059 (toll-free) or (212) 902-9077 (collect) or Lehman Brothers Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).  Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll free).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offers to buy the Notes only are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that the Company is distributing to holders of Notes.  The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers or consent solicitations are required to be made by a licensed broker or dealer, they shall be deemed to be made by Goldman, Sachs & Co. and Lehman Brothers Inc. on behalf of the Company.

Forward-Looking Statements

This release contains forward-looking statements as that term is used under the federal securities laws.  These forward-looking statements are based on the current assumptions, expectations and projections of the Company’s management about future events. Although the assumptions, expectations and projections reflected in these forward-looking statements represent management’s best judgment at the time of this release, the Company can give no assurance that they will prove to be correct. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results of the Company to differ materially from those anticipated in these forward-looking statements.  Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These forward-looking statements are subject to risks and uncertainties and, therefore, actual results may differ materially. The Company cautions you not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.